CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our reports dated May 31, 2017, relating to the financial statements and financial highlights, which appear in the AMG Pantheon Fund, LLC and AMG Pantheon Master Fund, LLC Annual Reports on Form N-CSR for the year ended March 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 19, 2017